UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐ Preliminary proxy statement
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☑ Definitive proxy statement
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☐ Soliciting material under Rule 14a-12
MOBIUS MANAGEMENT SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MOBIUS MANAGEMENT SYSTEMS, INC.
120 Old Post Road
Rye, New York 10580

Dear Stockholder:
      We invite you to attend our annual meeting of stockholders at 9:00 a.m. on February 7, 2006 at our offices located at 120 Old Post Road in Rye, New York. At the meeting, you will hear a report on our operations and have a chance to meet certain of our directors and executive officers.
      This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our directors and executive officers.
      Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.
      We look forward to seeing you on the 7th.

Sincerely yours,

Mitchell Gross
Chairman of the Board,
Chief Executive Officer &
President
December 28, 2005

MOBIUS MANAGEMENT SYSTEMS, INC.
120 Old Post Road
Rye, New York 10580

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date and Time:
     February 7, 2006, 9 a.m., Local Time
Place:
     120 Old Post Road
     Rye, New York 10580
Purpose:
     Elect Three Directors
     Approve the 2006 Stock Incentive Plan
     Ratify appointment by the Audit Committee of the Company’s Independent Registered Public Accounting Firm
     Transact such other business as may properly come before the meeting or any adjournment thereof
Who may vote:
     Only stockholders of record as of the close of business on December 19, 2005.
Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed self addressed, postage pre-paid envelope.

BY ORDER OF THE BOARD OF DIRECTORS

David J. Gordon
Assistant Secretary
December 28, 2005

MOBIUS MANAGEMENT SYSTEMS, INC.
120 Old Post Road
Rye, New York 10580

PROXY STATEMENT

GENERAL INFORMATION

Who may vote
      Stockholders of Mobius, as recorded in our stock register as of the close of business on December 19, 2005, may vote at the meeting.

Mailing of proxy statement and form of proxy
      It is expected that this proxy statement and enclosed form of proxy will be mailed to stockholders commencing on or about January 6, 2006. Our Annual Report for the fiscal year ended June 30, 2005 is also being mailed to our stockholders with this proxy statement.

How proxies work
      The Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for the election of all of our director candidates, withhold authority to vote for any one or more of our director candidates or withhold authority to vote for all of our director candidates. You may vote for, vote against or abstain from voting for the proposals to approve the 2006 Stock Incentive Plan and to ratify the appointment by the Audit Committee of our Independent Registered Public Accounting Firm.
      If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares IN FAVOR of our director candidates, IN FAVOR of the 2006 Stock Incentive Plan and IN FAVOR of the ratification of the appointment by the Audit Committee of our Independent Registered Public Accounting Firm and in our proxies’ discretion on such other matters as may properly be raised at the meeting.
      You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote those shares.

Revoking a proxy
      You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying us in writing at the address under “Questions?” on page 28.

Quorum
      In order to carry on the business of the meeting, we must have a quorum. This means a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Mobius itself are not voted and do not count for this purpose. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.

Attending in person
      Only stockholders, their proxy holders and Mobius’s guests may attend the meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      There are currently seven members of the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board is divided into three classes with terms expiring, respectively, at the fiscal 2005, 2006 and 2007 annual meeting of stockholders. Generally, the directors are elected for three-year terms. The Board has nominated Joseph J. Albracht, Louis Hernandez, Jr. and Robert H. Levitan, whose terms are expiring at the upcoming annual meeting, for re-election for a term to expire at the meeting following the end of our 2008 fiscal year. Personal information for each of our director nominees and other directors is given below.
      The Board oversees the management of the Company on your behalf. It reviews the Company’s long-term strategic plans and exercises direct decision-making authority in a number of key areas. The Board chooses the Chief Executive Officer, sets the scope of his authority to manage Mobius’s business day to day, and evaluates his performance. The Board met seven times during fiscal 2005 and acted by unanimous written consent two times. Each director attended all of the meetings of the Board during fiscal 2005, except that Mr. Patrick Gross attended six of the seven Board meetings. Mr. Patrick Gross is not related to Mr. Mitchell Gross, Chairman and Chief Executive Officer of the Company. In addition, Mr. Hernandez, who was elected to our Board on May 3, 2005, attended all of the Board meetings subsequent to his election. As previously announced, Mr. Art Marks resigned from the Board effective September 20, 2005.
      If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.
      The election of directors will require an affirmative vote of holders of a plurality of Mobius’s outstanding Common Stock represented in person or by proxy and entitled to vote on this proposal. The Board recommends that you vote FOR each of the following candidates:

Director Nominees For A Term To Expire At The Fiscal 2008 Annual Meeting

Joseph J. Albracht Age 56 Director since 1981	Co-founder of Mobius. Executive Vice President and Secretary from 1981 to 1999, Chief Operating Officer from 1996 to 1999 and Treasurer from 1981 to 1996. Holds a B.S. in operations research and an M.B.A. from Pennsylvania State University.

Louis Hernandez, Jr. Age 39 Director since May 3, 2005	Chairman of the Board of Open Solutions Inc. (NASDAQ: OPEN), a leading provider of enterprise-wide enabling technologies for financial institutions throughout North America, since March 2000, and Chief Executive Officer of Open Solutions Inc. since November 1999. Holds a B.S. in Business Administration (Accounting) and an M.B.A. in Business Administration, both from San Diego State University, and is a Certified Public Accountant.

Robert H. Levitan Age 44 Director since 2000	New media and technology entrepreneur. Co-founder and CEO of Pando Networks, Inc., a company that is developing an Internet distribution platform to facilitate the sharing of digital media. Previously an executive coach and marketing consultant to AT&T Wireless Services, Inc., a wireless carrier. During 2002, a consultant to Pearson PLC. Co-founder and Chief Executive Officer of Flooz.com, Inc. from 1999 to 2001 (1). Co-founder of iVillage.com, Inc. Holds a B.A. in history and public policy studies from Duke University. Serves as a director of New York Cares.

Directors Whose Terms Expire At The Fiscal 2006 Annual Meeting

Mitchell Gross Age 56 Director since 1981	Co-founder of Mobius. President since 1981 and Chairman of the Board and Chief Executive Officer since 1996. Mr. Gross was an officer in the U.S. Navy, serving on nuclear submarines, from 1971-1976. Holds a B.S. in mechanical engineering from Columbia University School of Engineering and Applied Science and an M.B.A. in finance from The Wharton School at the University of Pennsylvania.

Gary G. Greenfield Age 51 Director since 1998	President and Chief Executive Officer of GXS, a company that operates one of the largest B2B e-commerce networks in the world. In addition, an Operating Partner of Francisco Partners, one of the world’s largest technology-focused buyout funds. Former Chief Executive Officer of Peregrine Systems, Inc., a global provider of consolidated asset and service management software, from 2002 until 2003 (2). Formerly, President and Chief Executive Officer of MERANT plc from 1998 to 2001. Holds a B.S. from the U.S. Naval Academy, an M.S. Administration from George Washington University and an M.B.A. from Harvard Business School. Serves as a director of Hyperion Solutions, Managed Objects and ADERANT, and is Chairman of Intellitactics. Former Chairman of the Information Technology Association.

Directors Whose Terms Expire At The Fiscal 2007 Annual Meeting

Patrick W. Gross (3) Age 61 Director since 2002	Chairman of The Lovell Group, a private business and technology advisory and investment firm. Founder and former principal executive officer of American Management Systems, Inc., an international business and technology consulting and systems integrations firm. Holds a B.S. in Engineering Science from Rensselear Polytechnic Institute, an M.S. in Engineering from the University of Michigan and an M.B.A. from Stanford University. Serves as a director of Capital One Financial Corporation, a public company, and several private companies.

Kenneth P. Kopelman Age 53 Director since 1997	Partner of Kramer Levin Naftalis & Frankel LLP (4), a law firm in New York City. Attended Cornell University (A.B.) and the London School of Economics and received his J.D. from Columbia University School of Law. Serves as a director of Liz Claiborne, Inc.

(1)	Flooz.com, Inc. filed for bankruptcy liquidation in August 2001.

(2)	Peregrine Systems, Inc. filed for bankruptcy protection in September 2002 and emerged in August 2003.

(3)	Mr. Patrick Gross is not related to Mr. Mitchell Gross.

(4)	Kramer Levin has served as legal counsel to Mobius since the Company’s founding in 1981. For a further discussion of our relationship with Kramer Levin, see the section entitled “Certain Relationships and Related Transactions” below.

Director Independence
      The Board of Directors complies with the Nasdaq listing standards and reviews all commercial and other relationships of each director in making its determination as to the independence of its directors. After such review, the Board has determined that each of Messrs. Albracht, Greenfield, P. Gross, Hernandez and Levitan qualifies as independent under the requirements of the Nasdaq listing standards. Mr. Patrick Gross is not related to Mr. Mitchell Gross.

Stockholder Communication with the Board of Directors
      Stockholders may communicate with the Board of Directors, members of particular committees or individual directors, by sending a letter to such persons in care of our Assistant Secretary at our principal executive offices. The Assistant Secretary or his designated representative has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the correspondence will be submitted to the Board of Directors or, if applicable, to the Chairman of the Board or to any committee or specific director to whom the correspondence is directed. Procedures for sending communications to the Board of Directors, members of particular committees or individual directors can be found on our Web site at www.mobius.com, by clicking on the Investor Relations link, then the Corporate Governance link. Please note that all such communications must be accompanied by a statement of the type and amount of our securities that the person holds; any special interest, meaning an interest that is not derived from the proponent’s capacity as a stockholder, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

Director Attendance at Annual Meetings
      Directors are expected to attend annual meetings of stockholders, absent exigent circumstances that precludes their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. At our 2004 annual meeting, all of our directors attended in person.
DIRECTOR COMPENSATION
      Employees receive no extra pay for serving as directors. Non-employee directors are each paid a $15,000 annual retainer fee for serving on the Board, payable quarterly, and Audit Committee members receive an additional annual fee of $2,500. The fee for each Board meeting attended is $2,000 and the fee for each telephonic Board meeting attended is $500. The fee for each Committee meeting attended is $500, except that no fees are payable for Committee meetings held proximate to Board meetings. Board meeting fees are payable promptly after each meeting. Mr. Kopelman’s fees are net of the amounts paid to Kramer Levin for time Mr. Kopelman devotes to preparation for and attendance at Board meetings.
      Non-employee directors receive an initial grant of 20,000 options, upon such non-employee director’s first election to the Board, of which 10,000 options are granted under the Non-Employee Directors’ 1998 Stock Option Plan and 10,000 options are granted under the 1996 Stock Incentive Plan. In addition, non-employee directors receive an annual grant of 10,000 options under the Non-Employee Directors’ 1998 Stock Option Plan, made at each annual meeting to those directors having at least nine months of Board service on the grant date. All such options have an exercise price equal to the fair market value of the underlying Mobius shares on the date of grant. During fiscal 2005, an award of options to purchase 10,000 shares of our Common Stock was made to Messrs. Albracht, Greenfield, Patrick Gross, Kopelman, Marks and Levitan on February 9, 2005, at an exercise price of $6.18 per share. Mr. Patrick Gross is not related to Mr. Mitchell Gross. Mr. Hernandez was granted options to purchase 20,000 shares of Common Stock on May 3, 2005, the date he was elected to the Board, at an exercise price of $6.316 per share.

PROPOSAL NO. 2
APPROVAL OF THE 2006 STOCK INCENTIVE PLAN
      The Board of Directors, upon recommendation by the Compensation Committee, has approved submission to our stockholders of Mobius’s 2006 Stock Incentive Plan (the “2006 Plan”), as discussed below.
      In 1996, we adopted the 1996 Stock Incentive Plan (the “1996 Plan”), which will expire on November 6, 2006. The Board of Directors continues to believe that stock options and other equity awards are important to provide our officers, other employees, directors and consultants an incentive (a) to enter into and remain in our service, (b) to enhance our long-term performance, and (c) to acquire a proprietary interest in the success of the Company. Accordingly, on December 27, 2005, following recommendation by the Compensation Committee, the Board of Directors approved the 2006 Plan to replace the 1996 Plan. The 2006 Plan will become effective when approved by our stockholders and will remain effective until December 27, 2010, five years after the adoption of the 2006 Plan by the Board. At the same time, the Board approved the early termination of the 1996 Plan when this 2006 Plan becomes effective, so that the 2006 Plan will replace the 1996 Plan.
      A description of the 2006 Plan is set forth below. This description is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which is attached as Appendix A to this proxy statement.
      The Board of Directors, upon recommendation by the Compensation Committee, recommends a vote FOR the adoption of the 2006 Plan.

General Description of the 2006 Plan
      Awards. The 2006 Plan authorizes the grants of non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”), shares of restricted stock, restricted stock units and dividend equivalent rights (collectively, “Awards”). Under the 2006 Plan, we may deliver authorized but unissued shares of our Common Stock, par value $0.0001 per share (“Stock”), treasury shares of Stock, or shares of Stock acquired by us for the purposes of the 2006 Plan.
      Maximum Number of Shares. Since the 2006 Plan is intended to replace the 1996 Plan, the number of shares available for grant under the 2006 Plan is based on the shares available under the 1996 Plan. 1,252,661 shares of Stock — the number of shares available under the 1996 Plan as of December 1, 2005 — are initially available for grant under the 2006 Plan. In addition, under the 2006 Plan, the Board of Directors has the discretion to increase the share limit as of each January 1 (beginning January 1, 2007) by up to 1% of the total number of shares of Stock issued and outstanding as of the date of such increase (instead of the 3% annual increase provided for in the 1996 Plan). Any shares of Stock that are or become available for grant under the 1996 Plan after December 27, 2005, the date the 2006 Plan was adopted by the Board, shall be available for grant under this 2006 Plan. Specifically, if the Board approves the addition to the 1996 Plan of 3% of issued and outstanding shares as of January 1, 2006, these shares also will be available under the 2006 Plan.
      Committee; Authority. The Stock Option Committee of the Board of Directors (the “Committee”) will administer the 2006 Plan. The Committee consists of at least two directors. To the extent required so that Awards may qualify for an exemption available under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the members of the Committee shall be “outside directors” (as defined in section 162(m) of the Code and accompanying administrative regulations) and “non-employee directors” (as defined in Rule 16b-3). Nevertheless, no Award shall be invalidated merely because the Committee is not so constituted. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board of Directors may act for the Committee. The Committee determines the key persons who will receive Awards, the type of Awards granted, and the number of shares subject to each Award. The Committee also determines the prices, expiration dates and other material features of Awards. The Committee has the authority to (a) construe, interpret and implement the 2006 Plan and any agreements evidencing Awards, (b) make all determinations necessary or advisable in administering the 2006 Plan, (c) correct any defect, supply any omission and reconcile any inconsistency in the 2006 Plan, and (d) to amend the 2006 Plan to reflect changes in applicable law. All decisions and determinations of the Committee are final and binding on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the 2006 Plan or any Award.
      The Committee may delegate to one or more officers of the Company the authority to designate the individuals (from among those eligible to receive Awards, other than such officer(s) themselves) who will receive Awards under the 2006 Plan, to the fullest extent permitted by the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee itself shall grant Awards to those individuals who could reasonably be considered to be subject to the provisions of Section 16 of the 1934 Act or whose Awards could reasonably be expected to be subject to the deduction limitations of Section 162(m) of the Code. The delegation by the Committee is limited to grants of options outside the annual grants to employees. In addition, the delegation by the Committee is subject to individual and aggregate limits and general policy guidelines set forth by the Committee.
      Eligibility. Directors, officers and other employees of, and consultants to, the Company and its subsidiaries, as the Committee in its sole discretion shall select, are eligible to receive Awards under the 2006 Plan. As of December 1, 2005, approximately 450 individuals are eligible to participate in the 2006 Plan. However the granting of Awards is discretionary and it is not possible to determine how many individuals actually will receive Awards under the 2006 Plan.
      Suspension, Discontinuance, Amendment. Unless the 2006 Plan is terminated sooner by the Board, no Awards shall be made under the 2006 Plan after the fifth anniversary of the adoption of the 2006 Plan by the Board. The Board of Directors may, at any time, suspend or discontinue the 2006 Plan or revise or amend it in any respect whatsoever. However, no amendment shall be effective without the approval of our stockholders if it would increase the number of shares of Stock with respect to which ISOs may be issued under the 2006 Plan, materially increase the benefits under the 2006 Plan or if the Board determines that stockholder approval is necessary so that Awards under the 2006 Plan may comply with § 422 of the Code. In addition, Nasdaq rules require that any material amendment to the 2006 Plan be subject to stockholder approval.
      The Committee may, in its absolute discretion, without amending the 2006 Plan, amend any Award to (i) accelerate the date on which any option or SAR becomes exercisable or otherwise adjust any of the terms of such option or SAR, (ii) accelerate the date on which any Award vests, or (iii) waive any condition imposed under the 2006 Plan with respect to any Award; provided, however, that no such amendment or modification to the 2006 Plan or any Award may reduce the grantee’s rights under any previously granted and outstanding Award without the consent of the grantee.

Summary of Awards Available Under the 2006 Plan
      Non-Qualified Stock Options. The exercise price per share of each NQSO granted under the 2006 Plan is determined by the Committee on the grant date, but cannot be less than the fair market value of a share of Stock on the grant date. Each NQSO is exercisable for a term established by the Committee on the grant date. The exercise price is paid by certified or official bank check, by delivery of shares of Stock acquired at least six months prior to the date of exercise and having a fair market value equal to the exercise price, or by such other means as the Committee may prescribe. The 2006 Plan contains provisions applicable to the exercise of NQSOs subsequent to a termination of employment for “cause,” other than for “cause,” due to “disability” (as each such term is defined in the 2006 Plan), or due to death. In general, these provisions provide that options that are not exercisable at the time of such termination shall expire upon the termination of employment and options that are exercisable at the time of such termination shall remain exercisable until the earlier of the expiration of their original term and (i) in the event of a grantee’s dismissal other than for cause, the expiration of three months after such termination of employment and (ii) in the event of a grantee’s disability or death, the first anniversary of such termination. In the event of a dismissal for cause, all options held by such grantee, whether or not then exercisable, terminate on the termination of employment date. In addition, if a grantee dies subsequent to a termination of employment but before the expiration of the exercise period with respect to an option or an SAR, then the Award shall remain exercisable until the first anniversary of the grantee’s date of death (or the expiration of the original exercise period, if earlier).

      Incentive Stock Options. Generally, ISOs are options that may provide certain federal income tax benefits to a grantee not available with NQSOs. A grantee must hold the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date in order to obtain the income tax benefits.
      ISOs under the 2006 Plan have the same requirements as NQSOs, except for the following: An ISO will be exercisable for a maximum term, not to exceed ten years, established by the Committee on the grant date. The aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (determined as of the grant date) under the 2006 Plan or any other plan of the Company or its subsidiaries may not exceed $100,000. An ISO granted to any individual who owns Stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company is subject to the following additional limitations: the exercise price per share of the ISO must be at least 110% of the fair market value of a share of Stock at the time any such ISO is granted, and the ISO cannot be exercisable more than five years from the grant date. In the event of a grantee’s termination of employment, ISOs generally are exercisable to the same extent as described above with respect to NQSOs, except that the definition of the term “disability” in respect of ISOs may differ. ISOs are not transferable other than by will or by the laws of descent and distribution.
      Reload Options. The Committee may include in any agreement evidencing an option (the “original option”) a provision that a “reload option” will be granted to any grantee who delivers shares of Stock in partial or full payment of the exercise price of the original option. The reload option will relate to that number of shares of Stock equal to the number of shares of Stock delivered, and will have an exercise price per share equal to the fair market value of a share of Stock on the exercise date of the original option.
      Stock Appreciation Rights. The Committee may grant SARs pursuant to the 2006 Plan. The exercise price of each SAR is such price as the Committee determines on the grant date, but cannot be less than the fair market value of a share of Stock on the grant date. Each SAR is exercisable for a term established by the Committee on the grant date. The exercise of an SAR with respect to a number of shares entitles the grantee to an amount in cash, for each such share, equal to the excess of (i) the fair market value of a share of Stock on the date of exercise over (ii) the exercise price of the SAR. SARs may be granted as stand-alone awards or in connection with any NQSO or ISO with respect to a number of shares of Stock less than or equal to the number of shares subject to the related option. The exercise of an SAR that relates to a particular NQSO or ISO causes the cancellation of its related option with respect to the number of shares exercised. The exercise of an option to which an SAR relates causes the cancellation of the SAR with respect to the number of shares exercised. In the event of a grantee’s termination of employment, SARs granted to the grantee are generally exercisable to the same extent as described above with respect to NQSOs.
      Restricted Stock. Prior to the vesting of shares of restricted stock, the shares are not transferable by the grantee and are forfeitable. Vesting of the shares occurs on a predetermined date if the grantee remains continuously employed by us until that date. The Committee may, at the time shares of restricted stock are granted, impose additional conditions, such as the achievement of specified performance goals, to the vesting of the shares. In general, if a grantee terminates employment for any reason, any unvested shares of restricted stock will be forfeited.
      Restricted Stock Units. The Committee may grant restricted stock units pursuant to the 2006 Plan. The grant of a restricted stock unit entitles the recipient to receive a share of Stock at a predetermined date, either the date the restricted stock unit vests or a later date. Vesting of restricted stock units may be based on continued employment with us and/or upon other conditions imposed by the Committee. Unvested restricted stock units are automatically and immediately forfeited upon a grantee’s termination of employment for any reason.
      Other Stock-Based Awards. The Committee may, in its discretion, grant other stock-based Awards under the 2006 Plan, including dividend equivalent rights, in such amounts and upon such terms as the Committee may determine.

Transferability
      No Award is transferable other than by will or the laws of descent and distribution except to the extent permitted by the agreement evidencing an Award.

Certain Corporate Changes
      The 2006 Plan provides for an adjustment in the number of shares of Stock available to be delivered under the 2006 Plan, the number of shares subject to Awards, and the exercise prices of certain Awards, in the event of a change in our capitalization, a stock dividend or split, a merger or combination of shares and certain other similar events. The 2006 Plan also provides for the adjustment or termination of Awards upon the occurrence of certain corporate events, such as a merger with another company or sale of substantially all of our assets.

Tax Withholding
      The 2006 Plan provides that a grantee may be required to meet certain tax withholding requirements by remitting to us cash or through the withholding of shares otherwise payable to the grantee.

Right of Recapture
      If at any time within one year after the date on which a grantee exercises an option or SAR, or on which restricted stock vests, or on which income is realized by a participant in connection with any other stock-based award (each of which events is a “Realization Event”), the grantee’s employment with us is terminated for cause or the grantee engages in any activity determined in the discretion of the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company, then any gain (“Gain”) realized by the participant from the Realization Event shall be paid by the grantee to us upon notice from us. We shall have the right to offset such Gain against any amounts otherwise owed to the participant by us (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

New Plan Benefits
      Since Awards under the 2006 Plan are wholly discretionary, amounts payable under the 2006 Plan for the fiscal year ending June 30, 2006 are not determinable at this time. The following table sets forth certain information regarding options granted during the fiscal year ended June 30, 2005 with respect to the 1996 Plan for each of the Named Officers (as defined below under “Executive Compensation — Summary Compensation Table”), all current executive officers as a group, all current directors who are not executive officers as a group and all other employees as a group.

	Dollar	Number of Options
Name of Individual or Identity Of Group or Position	Value ($)(1)	Issued(2)

Mitchell Gross	$0	0
Chairman of the Board, Chief
Executive Officer and President
Karry D. Kleeman	0	0
Vice President, Sales (Europe,
Middle East and Africa)
Raymond F. Kunzmann	0	0
Senior Vice President, Finance
and Chief Financial Officer
Robert J. Lawrence	0	0
Chief Technology Officer
Dennis Levesque	0	0
Vice President, Product Development
Joseph G. Tinnerello	0	0
Senior Vice President, Sales and Marketing
Executive Group	22,500	175,000
Non-Executive Director Group	0	10,000
Non-Executive Officer Employee Group	25,640	66,000

(1)	Market value of the shares of Common Stock underlying such options as of November 30, 2005 based on the closing price of $6.15 per share on the Nasdaq on that date, minus the exercise price of such shares.

(2)	Number of shares of Common Stock underlying the options granted under the 1996 Plan during the fiscal year ended June 30, 2005.

Summary of Federal Income Tax Consequences
      The following is a description of the principal federal income tax consequences of stock options and other stock-based awards under the 2006 Plan based on present federal tax laws. Federal tax laws may change from time to time and future changes may significantly affect the federal income tax consequences described below. The description below does not purport to be a complete description of the tax consequences associated with awards under the 2006 Plan applicable to any particular recipient. Differences in each individual’s financial situation may cause federal, state and local tax consequences of awards to vary. Each recipient of an Award should consult his or her personal tax adviser about the detailed provisions of the applicable tax laws and regulations.
      In general, at the time a stock option is granted the recipient of the option will not be deemed to receive any income and we will not be entitled to a federal tax deduction, regardless of the type of option.
      Non-qualified Stock Options. When the option recipient exercises an NQSO, the optionee will recognize ordinary compensation income equal to the excess of (a) the fair market value on the exercise date of the shares received as a result of the option exercise over (b) the option exercise price, and we will be entitled to a tax deduction in that amount. The shares acquired by the optionee upon exercise of the option will have a tax basis equal to the fair market value of the shares on the exercise date. Upon any subsequent sale of those shares, the optionee will recognize a capital gain (or loss) in an amount equal to the difference between the amount realized on the sale and such tax basis. Any such gain (or loss) will be characterized as long-term capital gain (or loss) if the shares received upon exercise have been held for more than one year; otherwise, the gain (or loss) will be characterized as a short-term capital gain (or loss). An optionee’s holding period for federal income tax purposes for such shares will commence on the date following the date of exercise. Short-term capital gain is subject to tax at the same rate as is ordinary income. Under current law, the rate at which net long-term capital gain will be taxed will vary depending on how long the optionee held the shares after exercising the option. The Code currently provides that, in general, the net long-term capital gain resulting from the sale of shares held for more than 12 months is subject to tax at a maximum rate of 15% (5% for individuals in the 10% or 15% tax bracket). The Code currently provides that the tax rate on net long-term capital gain will change in future years: The 15% rate will increase to 20% in 2009 and the 5% rate will decrease to 0% in 2008 and then increase to 10% in 2009.
      If all or any part of the exercise price of an option is paid by the optionee with shares of Stock, no gain or loss will be recognized by the optionee on the shares surrendered in payment. The number of new shares received on exercise of the option equal to the number of shares of Stock surrendered will have the same tax basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss and the applicable tax rates, as the basis and holding period of the shares surrendered. The balance of the shares received (the excess of new shares received over the number of shares surrendered) on such exercise will be treated for federal income tax purposes (and taxed as described in the preceding paragraph) as though issued upon the exercise of the option for an exercise price equal to the consideration, if any, paid by the optionee in cash. The optionee will have ordinary income compensation equal to the fair market value of the balance of shares received on exercise less any cash paid on exercise. Our deduction will not be affected by whether the exercise price is paid in cash or in shares.
      Incentive Stock Options. In general, an optionee will not be deemed to receive any income at the time an ISO is exercised if the optionee does not dispose of the shares acquired on exercise of the ISO within two years after the grant of the ISO and one year after the exercise of the ISO. In such a case, the gain or loss on a subsequent sale (the difference between the amount realized on the sale and the exercise price) will be a long-term capital gain or loss and will be subject to tax based on how long the optionee held the shares after the exercise, as described in the discussion of NQSOs above. However, for purposes of computing the “alternative minimum tax” applicable to an optionee, the optionee will include in the optionee’s alternative minimum taxable income the amount the optionee would have included in income if the ISO were an NQSO (the amount by which the fair market value of the shares on the date of exercise exceed the option price). Such amount may be subject to an alternative minimum tax of 26% or 28%. Similarly, for purposes of making alternative minimum tax calculations, the optionee’s basis in the stock received on the exercise of an ISO will be determined as if the ISO were an NQSO.
      If an optionee sells the shares of Stock acquired on exercise of an ISO within two years after the date of grant of the ISO or within one year after the exercise of the ISO, the disposition is a “disqualifying disposition,” and the optionee will recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price will be treated as compensation to the optionee, taxable as ordinary income, and the balance (if any) will be long- or short-term capital gain depending on whether the shares were sold more than one year after the ISO was exercised. The federal tax rate applicable to any long-term capital gain will depend upon how long the optionee held the shares after the exercise, as described above. If the optionee sells the shares in a disqualifying disposition at a price that is below the exercise price, the loss will be a short-term capital loss if the optionee has held the shares for one year or less and otherwise will be a long-term capital loss.
      If an optionee uses shares acquired upon the exercise of an ISO to exercise an ISO, and the sale of those shares for cash on the same date would have been a disqualifying disposition of such shares, the use of such shares to exercise an ISO also would constitute a disqualifying disposition. In such a case, the tax consequences described above with respect to disqualifying dispositions would apply, except that any additional appreciation in the value of the stock that is not taxed as compensation income will not be recognized and thus no capital gain results on the additional appreciation as a result of the disqualifying disposition. The basis of the shares deemed to be received that are equal in number to the shares surrendered will be the basis of the surrendered shares increased by any reported compensation income as a result of the disqualifying disposition. Any additional shares actually received will have a basis equal to the amount of cash paid, if any, to exercise the new ISO. For purposes of determining capital gain treatment, the optionee will have a carryover holding period with respect to those shares of stock deemed to be received that are equal in number to the shares used for payment, whereas the holding period of any additional shares of stock received will begin on the date that the new ISO is exercised. For purposes of receiving favorable ISO tax treatment, the holding period of all shares, including those shares deemed to be received and those actually received, will begin on the date the new ISO is exercised.
      We are not entitled to a deduction as a result of the grant or exercise of an ISO. If the optionee has compensation taxable as ordinary income as a result of a disqualifying disposition, we will be entitled to a deduction in an amount equal to the compensation income resulting from the disqualifying disposition in the taxable year of the Company in which the disqualifying disposition occurs.
      Restricted Stock. A grant of restricted stock will not result in income for the recipient or a tax deduction for us until such time as the shares no longer are subject to a substantial risk of forfeiture or restrictions on transferability (unless, as described in the following paragraph, the recipient elects otherwise under Section 83(b) of the Code within 30 days of the date of grant). Upon lapse or release of such restrictions, the recipient generally will be deemed to have received compensation taxable as ordinary income equal to the fair market value of the shares at the time the restrictions lapsed less the amount, if any, paid for them, and we will be entitled to a tax deduction in the same amount. The recipient’s tax basis in the shares will equal the amount of income recognized plus the amount paid for the shares. Any gain or loss upon a subsequent disposition of the shares will be long-term capital gain or loss if the shares are held for more than one year and otherwise will be short-term capital gain or loss. The federal tax rate applicable to any long-term capital gain will depend upon how long the recipient held the shares, as described above. Any dividends paid to the recipient during the restriction period also will be compensation income to the recipient and we will be entitled to a corresponding deduction, to the extent that the dividends are not subject to a substantial risk of forfeiture or restrictions on transferability.
      Pursuant to Section 83(b) of the Code, the recipient of an award of restricted stock may, within 30 days of receipt of the award, elect to be taxed at ordinary income tax rates on the fair market value at the time of award of the shares comprising the award (less any amount paid for the shares). If the election is made, the recipient will acquire a tax basis in the shares equal to their fair market value at the time of award, and we will be entitled to a deduction in the same amount. No income will be recognized upon lapse or release of the restrictions. Any gain or loss upon a subsequent disposition of the shares will be long-term capital gain or loss if the shares are held for more than one year and otherwise will be short-term capital gain or loss. The federal tax rate applicable to any long-term capital gain will depend upon how long the recipient held the shares, as described above. In the event of a forfeiture of the shares with respect to which a recipient previously made a Section 83(b) election, the recipient will not be entitled to a loss deduction, unless the recipient paid for the restricted stock and upon forfeiture received less than the amount previously paid for such stock.
      Restricted Stock Units. A grantee who has been granted restricted stock units will not realize taxable income at the time of grant and we will not be entitled to a corresponding deduction. When the recipient receives the stock in settlement of the restricted stock units, the holder will realize ordinary income in an amount equal to the then fair market value of the shares received, and we will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting, when granted to the grantee.
      Stock Appreciation Rights. A recipient of a stock appreciation right will not be deemed to receive any income at the time a stock appreciation right is granted, nor will we be entitled to a deduction at that time. However, when a stock appreciation right is exercised, the recipient will be deemed to have received compensation taxable as ordinary income in an amount equal to the amount of cash or fair market value of Stock or other property received. We will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the recipient.

      Withholding of Taxes. Whenever a participant is required to recognize the value of an award as taxable income for federal income tax purposes, we may be obligated to withhold amounts for the payment of federal, state and local taxes. When the income is recognized through the receipt of stock, we may require that the optionee remit to us an amount in cash sufficient to satisfy our withholding obligations in advance of the delivery of any certificates for such shares. To the extent permitted by law, we may withhold such amounts from any payments due to the individual. In addition, to the extent permitted by the Committee, a participant may authorize us to withhold shares from the award as payment for the withholding or may remit shares of Stock otherwise owned by the participant, in either case with a Fair Market Value as of the date the withholding is effected equal to the amount of withholding due.
      $1 Million Limit. Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of our chief executive officer and its four other most highly compensated executive officers. Compensation that qualifies as “performance-based compensation” is not subject to the $1 million limit. The 2006 Plan has been structured to permit stock options and SARs that will satisfy the requirements applicable to performance-based compensation. In addition, the 2006 Plan permits the Committee to defer payment of other Awards until the recipient’s termination of employment, at which time the $1 million dollar limit will not apply to the payment.
      Section 409A. Section 409A of the Code provides certain requirements for deferred compensation arrangements. Although the full scope of Section 409A is not yet clear, it may limit the flexibility under the 2006 Plan with respect to certain types of Awards. If the requirements of Section 409A are not complied with, the recipient of an Award could be subject to tax on the Award, and an additional 20% tax, at the time the Award is granted or vested. The 2006 Plan is intended to comply with the requirements of Section 409A, and the Board of Directors intends to administer the 2006 Plan in a manner so as to avoid the imposition of these taxes.
      Other Tax Matters. Tax consequences different from or in addition to those described above may result in the event of the vesting or exercise of a stock option after the termination of an optionee’s employment by reason of death. In addition, various state laws may provide for tax consequences that vary significantly from those described above.
Equity Compensation Plan Information
      The following table provides information as of June 30, 2005 with respect to the shares of Common Stock that may be issued under our existing equity compensation plans.

(c)
	(a)				Number of Securities
	Number of Securities		(b)		Remaining Available for
	to be Issued Upon		Weighted-Average		Future Issuance Under
	Exercise of		Exercise Price of		Equity Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column(a))

Equity compensation plans approved by security holders(1)	4,018,664	(2)	$5.07	(3)	2,175,935	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	4,018,664		$5.07		2,175,935

(1)	Consists of the 1996 Stock Incentive Plan, the Non-Employee Directors’ 1998 Stock Option Plan and the 1998 Employee Stock Purchase Plan. The 1996 Stock Incentive Plan, under which 1,209,386 shares were available for grant as of June 30, 2005, provides for the issuance of restricted stock, restricted stock units and other stock-based compensation, in addition to stock options and stock appreciation rights.

(2)	Includes 118,016 shares under the 1998 Employee Stock Purchase Plan, based on employee elections under the plan.

(3)	Does not include the exercise price under the 1998 Employee Stock Purchase Plan, since that exercise price is 85% of the lesser of the fair market value of a share of Common Stock on November 1, 2004 and October 31, 2005, and therefore was not yet determined on June 30, 2005.

(4)	The 1996 Stock Incentive Plan, under which 1,209,386 shares were available for grant as of June 30, 2005, provides the Board of Directors with the discretion to increase the number of available shares as of any January 1 by up to 3% of the number of shares of the Company’s Common Stock that are issued and outstanding on that date. The 2006 Stock Incentive Plan, if approved by stockholders, will provide the Board of Directors with the discretion to increase the number of available shares as of any January 1 (beginning January 1, 2007) by up to 1% of the number of shares of the Company’s Common Stock that are issued and outstanding on that date.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has selected and appointed the firm of PricewaterhouseCoopers LLP (“PWC”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2006. The affirmative vote of holders of a majority of our outstanding Common Stock represented in person or by proxy and entitled to vote on this proposal is required for the ratification of the appointment of the independent registered public accounting firm. If the appointment of PWC is not ratified by the stockholders, the Audit Committee will reconsider the appointment.
      A representative of PWC is expected to be present at the annual meeting to make a statement, if he or she so desires. It is also expected that such representative will be available to respond to appropriate questions.
      The Board and the Audit Committee recommend you vote FOR this proposal.
Fees Billed to the Company by PricewaterhouseCoopers LLP
      The following table sets forth the total fees and related expenses for professional services provided by PWC for the fiscal years ended June 30, 2004 and 2005:

	Year Ended June 30,

	2004	2005

Audit Fees	$170,434	$748,704
Audit-Related Fees	140,034	32,618
Tax Fees	139,245	156,515
All Other Fees	—	—

	$449,713	$937,837

      Audit Fees consist of fees billed for the audit of our consolidated financial statements, reviews of our annual report on Form 10-K and quarterly reports on Form 10-Q and reviews of various Securities and Exchange Commission (“SEC”) and other regulatory filings. Additionally, for the fiscal year ended June 30, 2005, audit fees include fees related to the audit of management’s assessment of and the effectiveness of our internal control over financial reporting.
      Audit-Related Fees consist of fees for assurance and related services that are related to accounting consultations and consultations concerning financial accounting and reporting standards, internal control reviews and attest services that are not required by statute or regulation.
      Tax Fees consist of fees for tax compliance, tax advice and tax planning.
Auditor Independence
      The Audit Committee considered the compatibility of non-audit services provided by the independent registered public accounting firm with maintaining the independent registered public accounting firm’s independence, and determined that the independent registered public accounting firm’s independence relative to financial audits was not jeopardized by the non-audit services. The independent registered public accounting firm did not employ leased personnel in connection with their work.
Pre-Approval Policy
      The services performed by the independent registered public accounting firm in fiscal 2005 were pre-approved by the Audit Committee on October 25, 2004, in accordance with the Audit Committee’s pre-approval policy and procedures. This policy describes the permitted audit, audit-related and tax services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform up to a pre-determined dollar limit per project. The policy requires that prior to the beginning of each fiscal year, a description of the material services (the “Service List”) expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.
      Any requests for audit, audit-related and tax services not contemplated on the Service List or exceeding the pre-determined dollar limit per project must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

CODE OF ETHICS
      We have adopted a Code of Ethics and Business Conduct (“Code”) that applies to our officers, directors and employees. The purpose of the Code is to promote a culture of honesty, integrity and respect for the law and the people who work at Mobius. A copy of the Code is available free of charge on our web site at www.mobius.com, by clicking on the Investor Relations link, then the Corporate Governance link. We intend to timely disclose any amendments to or waivers of certain provisions of the Code applicable to our directors, executive officers and controller on our web site at www.mobius.com.
COMMITTEES OF THE BOARD OF DIRECTORS
      The Board appoints committees to help carry out its duties. The Board has established three Committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each Committee’s membership is composed exclusively of independent directors. Each Committee has a written charter, copies of which can be found on our Web site at www.mobius.com, by clicking on the Investor Relations link, then the Corporate Governance link. Each Committee reviews and reassesses its charter annually, and recommends any proposed changes to the full Board for approval. Each Committee reviews the results of its meetings with the full Board.
      Audit Committee. The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices and financial statements and the independence, qualifications and performance of our independent registered public accounting firm. The Committee also has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm (or to nominate the independent registered public accounting firm for stockholder approval) and to pre-approve all auditing services and permitted non-audit services, including fees and other terms. The Audit Committee’s specific responsibilities are set forth in its charter, a copy of which was attached to the proxy statement for our 2004 Annual Meeting.
      The Audit Committee currently consists of Messrs. Greenfield (Chair), Patrick Gross and Hernandez, all of whom have been determined by the Board of Directors to be independent under the Nasdaq listing standards and under the rules of the SEC. Mr. Patrick Gross is not related to Mr. Mitchell Gross. During fiscal 2005, Mr. Levitan also served as a member of the Audit Committee. The Board of Directors has also determined that each of Messrs. Greenfield, Patrick Gross, Hernandez and Levitan qualify as audit committee financial experts within the meaning of the SEC rules.
      The Audit Committee held seven meetings during fiscal 2005, and each member of the Audit Committee attended all of the meetings of the Audit Committee. In addition, Mr. Hernandez, who became a member of the Audit Committee upon his election to the Board on May 3, 2005, attended all of the meetings of the Audit Committee subsequent to his joining the Audit Committee. A report of the Audit Committee for fiscal 2005 is provided on page 25.
      The Audit Committee also serves as our Qualified Legal Compliance Committee (“QLCC”). The QLCC is responsible for investigating reports, made by attorneys appearing and practicing before the SEC in the representation of the Company, of perceived material violations of law, breaches of fiduciary duty or similar violations by us or any of our agents.
      Compensation Committee. The Compensation Committee is directly responsible for setting and approving compensation for our Chief Executive Officer and oversees compensation of our other senior executives, including salary, bonus and incentive awards. The Compensation Committee is also responsible for administering our 1996 Stock Incentive Plan, Non-Employee Directors’ 1998 Stock Option Plan, 1998 Employee Stock Purchase Plan, 1998 Executive Incentive Plan and 2006 Stock Incentive Plan, assuming such plan is approved by our stockholders. The Compensation Committee currently consists of Messrs. Levitan (Chair), Albracht and Hernandez. Mr. Hernandez became a member of the Compensation Committee effective November 4, 2005. During fiscal 2005, Mr. Marks served as a member of the Compensation Committee, until his resignation from the Board effective September 20, 2005.

      All of the members of the Compensation Committee have been determined by the Board of Directors to be independent under the Nasdaq listing standards. The Compensation Committee held six meetings during fiscal 2005. Messrs. Levitan and Albracht attended all of the meetings of the Compensation Committee, and Mr. Marks attended five of the six meetings of the Compensation Committee. A report of the Compensation Committee for fiscal 2005 is provided on page 17. The members of the Compensation Committee have been delegated by the Board of Directors to serve as the members of the Stock Option Committee, as defined under our 1996 Stock Incentive Plan.
      Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee oversees and advises the Board of Directors with respect to corporate governance matters and assists the Board of Directors in identifying and recommending qualified Board candidates. The Committee also makes recommendations to the Board of Directors with respect to the assignments to committees of the Board and oversees the evaluation of the Board and its committees. The Corporate Governance and Nominating Committee currently consists of Messrs. Patrick Gross (Chair), Albracht and Greenfield. Mr. Patrick Gross is not related to Mr. Mitchell Gross. Mr. Greenfield became a member of the Corporate Governance and Nominating Committee effective November 4, 2005. During fiscal 2005, Mr. Marks served as a member of the Corporate Governance and Nominating Committee, until his resignation from the Board effective September 20, 2005.
      All of the members of the Corporate Governance and Nominating Committee have been determined by the Board of Directors to be independent under the Nasdaq listing standards. The Corporate Governance and Nominating Committee held two meetings during fiscal 2005, and each member of the Corporate Governance and Nominating Committee attended all of the meetings of the Corporate Governance and Nominating Committee.
      Consideration of Director Nominees. The Corporate Governance and Nominating Committee is responsible for identifying, screening and selecting or recommending that the Board select director nominees to be presented for stockholder approval at each annual meeting. When formulating its Board membership recommendations, the Corporate Governance and Nominating Committee considers any qualified candidate for an open Board position timely submitted by our stockholders in accordance with our established procedures, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Corporate Governance and Nominating Committee determines, a search firm. During fiscal 2005, we retained a third-party search firm to assist in identifying and evaluating potential director candidates. This third-party search firm identified Mr. Louis Hernandez, Jr. The Committee and the Board conducted an evaluation process which included a series of interviews of Mr. Hernandez and a review of his qualifications. Following this process, Mr. Hernandez was appointed to the Board on May 3, 2005. See “Proposal No. 1 — Election of Directors” contained elsewhere in this proxy statement for additional information regarding Mr. Hernandez.
      The Corporate Governance and Nominating Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Stockholder recommendations should be submitted to us under the procedures discussed in “Procedures for Security Holder Submission of Nominating Recommendations,” which is available on our Web site at www.mobius.com, by clicking on the Investor Relations link, then the Corporate Governance link. Written notice of any nomination must be timely delivered to Mobius Management Systems, Inc., 120 Old Post Road, Rye, New York 10580, Attention: Corporate Governance and Nominating Committee, c/o the Assistant Secretary.
      The Corporate Governance and Nominating Committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the Committee. When considering a potential non-incumbent candidate, the Corporate Governance and Nominating Committee will factor into its determination, among other relevant considerations, the following qualities of a candidate: integrity, independence, character, diversity, achievement, judgment, business experience and understanding and available time.
* * * * * *

      Two of our directors each beneficially owns a significant percentage of the Company’s Common Stock. As a result, each of these individuals has the power to significantly influence matters requiring a vote of the stockholders.
Compensation Committee Interlocks And Insider Participation
      There are no compensation committee interlocks which are required to be disclosed according to applicable SEC rules. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
COMPENSATION COMMITTEE REPORT
Overview
      The Compensation Committee:

(1)	reviews and approves the compensation of the Chief Executive Officer and the other executive officers;

(2)	participates in recommendations to the full Board and senior management with respect to Mobius’s stock compensation programs; and

(3)	administers Mobius’s stock compensation programs.
Base Salary
      We determine the base salary of the executive officers, including the Chief Executive Officer, based on their knowledge, skills and level of responsibility, as well as the economic and business conditions affecting Mobius. Other factors we consider are:

(1)	competitive positioning (comparing Mobius’s salary structure with salaries paid by other companies);

(2)	Mobius’s own business performance; and

(3)	general economic factors.
Incentive Compensation
      We award the executive officers, including the Chief Executive Officer, incentive compensation in the form of annual cash bonuses and/or sales commissions. We award incentive compensation to provide an incentive and reward for short-term financial success and long-term Company growth. Incentive compensation was awarded to the extent that an executive officer achieved pre-determined individual objectives and/or the Company met financial objectives set by the Compensation Committee. In addition, the Chief Executive Officer’s judgment of other executive officers’ performance was a factor used by the Compensation Committee in determining whether those individual objectives were satisfied.
Stock Options
      We have historically used stock options as a long-term, non-cash incentive and to align the long-term interests of executives and stockholders. The stock options are priced at the market price of Mobius’s Common Stock on the date of grant. The options are therefore linked to future performance of our stock because the options do not become valuable to the holder unless the price of our stock increases above the price on the date of grant. The number of stock options granted to an executive as a form of non-cash compensation is determined by the following factors:

(1)	number of stock options previously granted to an executive;

(2)	the executive’s remaining options exercisable;

(3)	the value of those remaining stock options, as compared to the anticipated value that an executive will add to Mobius in the future; and

(4)	the executive’s personal performance in recent periods.
      The Company adopted the provisions of the Financial Accounting Standards Board’s Statement No. 123(R), “Share-Based Payment,” in the first quarter of its 2006 fiscal year, which began July 1, 2005. The adoption of FAS No. 123(R) results in higher compensation costs to the Company relating to option grants. As a result, we are exploring other forms of long-term incentive compensation, and will be making recommendations to the Board of Directors in fiscal 2006.
Compensation of the Chief Executive Officer
      Mr. Mitchell Gross is one of the founders of Mobius. He beneficially owns approximately 5,549,500 shares of Common Stock constituting approximately 29.6% of the total amount outstanding. Accordingly, his interest is aligned with the interest of the stockholders. Due to the significance of Mr. Gross’s existing stock ownership, Mobius has not incorporated long-term stock incentives, such as restricted stock or stock options, into Mr. Gross’s compensation package, which consists primarily of salary and bonus. Based on the factors enumerated above under the sections entitled “Base Salary” and “Incentive Compensation,” we agreed to continue to pay Mr. Gross’s $200,000 annual salary after the expiration of his employment agreement on April 27, 2001 and to allow Mr. Gross to participate in a bonus plan that awards success in achieving annual revenue and net income goals set by us. No such bonus was earned by Mr. Gross in fiscal 2005.
Employee Stock Purchase Plan
      The Employee Stock Purchase Plan commenced in fiscal 1999 and provides employees who wish to acquire Mobius’s Common Stock with the opportunity to purchase shares through the convenience of accumulated payroll deductions. We believe that employee participation in the ownership of Mobius on this basis will be to the mutual benefit of the employees and Mobius.

Robert H. Levitan (Chair)
Joseph J. Albracht
Louis Hernandez, Jr.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table shows how much Common Stock (i) each director and director nominee, (ii) our Chief Executive Officer and other executive officers named in the Summary Compensation Table, (iii) all executive officers and directors as a group and (iv) certain stockholders known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, owned on December 19, 2005.

Name and Address of Named Executive	Shares	Percent of
Officers, Certain Stockholders and Directors/ Nominees	Owned(1)	Class

Mitchell Gross (2)	5,549,500	29.6%
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Joseph J. Albracht (3)	3,862,250	20.6%
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Kennedy Capital Management, Inc. (4)	2,072,873	11.1%
10829 Olive Blvd. St. Louis, Missouri 63141
Disciplined Growth Investors, Inc. (5)	1,126,325	6.0%
100 South Fifth Street, Suite 2100 Minneapolis, Minnesota 55402
Joseph G. Tinnerello (6)	333,600	1.8%
c/o Mobius Management Systems, Inc. 200 South Wacker Drive Chicago, Illinois 60606
Karry D. Kleeman (7)	321,000	1.7%
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Robert J. Lawrence (8)	152,151	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Kenneth P. Kopelman (9)	73,850	*
c/o Kramer, Levin, Naftalis & Frankel LLP 919 Third Avenue New York, New York 10022
Gary G. Greenfield (10)	70,481	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Raymond F. Kunzmann (11)	68,000	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Dennis Levesque (12)	57,750	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Robert H. Levitan (13)	50,000	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580

Name and Address of Named Executive	Shares	Percent of
Officers, Certain Stockholders and Directors/ Nominees	Owned(1)	Class

Patrick W. Gross (14)	50,000	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
Louis Hernandez, Jr. (15)	20,000	*
c/o Mobius Management Systems, Inc. 120 Old Post Road Rye, New York 10580
All Executive Officers and Directors as a group (16 persons)	10,794,282	53.7%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days (“Currently Exercisable Options”) are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)	Includes 3,732,259 shares of Common Stock held by HARMIT, LP, of which Mitchell Gross is the General Partner.

(3)	Includes 50,000 shares issuable pursuant to Currently Exercisable Options.

(4)	Information provided in Schedule 13G filed on December 8, 2005.

(5)	Information provided in Schedule 13G filed on August 3, 2005.

(6)	Includes 325,000 shares issuable pursuant to Currently Exercisable Options.

(7)	Includes 320,000 shares issuable pursuant to Currently Exercisable Options.

(8)	Includes 129,000 shares issuable pursuant to Currently Exercisable Options.

(9)	Includes 1,500 shares of Common Stock held in trust by Mr. Kopelman’s wife, as trustee, for Mr. Kopelman’s three minor children. Mr. Kopelman disclaims beneficial ownership of such shares. Also includes 2,350 shares of Common Stock held jointly by Mr. Kopelman and his wife, as well as 70,000 shares issuable pursuant to Currently Exercisable Options.

(10)	Includes 70,000 shares issuable pursuant to Currently Exercisable Options.

(11)	Includes 68,000 shares issuable pursuant to Currently Exercisable Options.

(12)	Includes 57,750 shares issuable pursuant to Currently Exercisable Options.

(13)	Includes 50,000 shares issuable pursuant to Currently Exercisable Options.

(14)	Mr. Patrick Gross is not related to Mr. Mitchell Gross. Includes 50,000 shares issuable pursuant to Currently Exercisable Options.

(15)	Includes 20,000 shares issuable pursuant to Currently Exercisable Options.
     There are no family relationships between any of our directors and executive officers.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such directors, executive officers and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of copies of such forms received, or on written representations from certain reporting persons for which no other filings were required, we believe that during the fiscal year ended June 30, 2005, there was compliance with all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders, except due to administrative oversight, Mr. Albracht did not timely report on Form 4 the sale of 1,250 shares of Common Stock during March 2005, where such sale was made pursuant to a Rule 10b5-1 trading plan adopted by Mr. Albracht on December 14, 2004.

INFORMATION CONCERNING EXECUTIVE OFFICERS
      The executive officers of Mobius as of the date of this proxy statement are identified below. Information regarding Mitchell Gross is provided above. Executive officers shall hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

Name	Position

Mitchell Gross Age 56	Chairman of the Board, Chief Executive Officer and President.

Mauricio Barberi Age 38	Senior Vice President, Marketing, since he joined Mobius in February 2005. Formerly served as Vice President, Marketing and Product Management at C3i, Inc., a provider of information technology and outsourcing services to the life sciences industry, from August 2001 through February 2005, and Vice President, Strategic and Product Marketing at Notara, Inc., a provider of Web-based marketing process management software, from December 1999 through July 2001. Holds a B.S. in Mechanical Engineering from Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

David Barton Age 48	Senior Vice President, Worldwide Sales, since he joined Mobius in June 2005. Formerly Vice President, Financial Services Global Accounts at Storage Technology Corporation (“StorageTek”), a storage and management of critical business information company, from February 2005 through June 2005, and Vice President & General Manager — Worldwide Professional Services at Computer Network Technology Corporation (“CNT”), a storage networking solutions company, from July 2003 through January 2005. Also served in various other positions with CNT from December 1999, when he joined as Director of Northeast Area Sales, and became Vice President of Northeast Field Operations in May 2001 and Vice President of North America Sales in March 2002. Holds a B.S. in Biology from Middlebury College.

Raymond F. Kunzmann Age 48	Senior Vice President, Finance and Chief Financial Officer since he joined Mobius in December 2003. Formerly served as Vice President, Finance and CFO of LeCroy Corporation, a manufacturer of oscilloscopes, from February 2000 through February 2003, and Vice President, Finance and CFO of Axsys Technologies, Inc., a manufacturer of motion control products, from May 1994 through February 2000. Holds a B.S. in Accounting from Fordham University and an M.B.A. in Finance from Iona College and is a Certified Public Accountant.

Michael J. Festa Age 45	Vice President, Sales (The Americas) since 2000. Joined Mobius in 1991 and served as Area Director from 1998-2000 and Regional Manager from 1996-1997. Holds a B.B.A. in management from Iona College.

David J. Gordon Age 49	Vice President, Finance and Treasurer since 2001. Interim Chief Financial Officer from June 2000 until January 2002. Joined Mobius in 1987 and served as Director of Finance from 1999-2000 and Controller from 1987-1999. Holds a B.A. in Accounting from Queens College N.Y.

Name	Position

Karry D. Kleeman (1) Age 43	Vice President, Sales (Europe, Middle East and Africa) since 2003. Vice President, World Sales from 1999 until 2002. Joined Mobius in 1990 and served as Vice President, Sales (North and South America) from 1997-1999, National Sales Manager from 1995 to 1997 and Regional Manager from 1992 to 1995. Holds a B.A. in marketing from Elmhurst College.

Robert J. Lawrence Age 53	Chief Technology Officer since December 2005. Vice President, Product Engineering since 1992. Joined Mobius in 1985. Holds a B.S. in physics from the University of Massachusetts.

Dennis Levesque Age 55	Vice President, Product Development since February 2005. Vice President, Customer Satisfaction, from 1999 through 2005. Joined Mobius in September 1998. Holds a B.S. and an M.S. in Mathematics from Western Connecticut State University.

(1)	Commenced six-month sabbatical on July 1, 2002 and returned on January 6, 2003.

EXECUTIVE COMPENSATION
      The following table sets forth the compensation earned by our Chief Executive Officer and the five other highest-paid executive officers for the past three fiscal years. The individuals included in the table will be collectively referred to as the “Named Officers.”
Summary Compensation Table

		Annual Compensation(1)

				All Other Annual	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(2)	Compensation

Mitchell Gross	2005	$200,000	—	—	$67,658	(3)
Chairman of the Board, Chief	2004	200,000	$75,000	—	54,854	(3)
Executive Officer and President	2003	200,000	189,000	—	70,459	(3)
Karry D. Kleeman	2005	135,000	43,200	$101,601	295,692	(4)
Vice President, Sales (Europe,	2004	125,000	—	288,109	341,977	(4)
Middle East and Africa)	2003	270,305	—	146,926	—
Raymond F. Kunzmann (5)	2005	212,500	72,750	—	—
Senior Vice President, Finance and	2004	94,792	81,250	—	—
Chief Financial Officer	2003	—	—	—	—
Robert J. Lawrence	2005	230,335	12,562	—	272,389	(6)
Chief Technology Officer	2004	224,488	39,413	—	20,914	(6)
	2003	221,245	78,755	—	—
Dennis Levesque	2005	210,833	45,555	—	—
Vice President, Product	2004	184,854	23,948	—	—
Development	2003	176,068	22,643	—	—
Joseph G. Tinnerello (7)	2005	200,000	26,400	152,167	—
Senior Vice President,	2004	200,000	12,500	384,535	641	(7)
Sales and Marketing	2003	150,000	162,000	198,000	—

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonuses for the Named Officer for such year.

(2)	Consists of sales commissions and non-recoverable draws.

(3)	Includes premiums on insurance (2005 - $37,860; 2004 - $27,894; 2003 - $28,028), car payments (2005 - $10,508; 2004 - $8,839; 2003 - $8,501), tax preparation fees (2005 - $9,763; 2004 - $8,423; 2003 - $27,294) and miscellaneous (2005 - $9,527; 2004 - $9,698; 2003 - $6,636) added to compensation. These amounts have been grossed up to include taxes.

(4)	For fiscal 2005, represents expatriate allowances. For fiscal 2004, includes $271,707 of expatriate allowances and $70,270 of disqualifying dispositions on the exercise of stock options. The value of the expatriate allowances has been grossed up to include taxes.

(5)	Mr. Kunzmann began employment with Mobius effective December 16, 2003.

(6)	Includes disqualifying dispositions on the exercise of stock options.

(7)	Mr. Tinnerello stepped down from his position as Senior Vice President of Sales and Marketing effective January 14, 2005 due to health reasons. If Mr. Tinnerello had been an executive officer as of June 30, 2005, he would have been required to be included in this disclosure. For fiscal 2004, all other compensation includes car payments. The value of the payments has been grossed up to include taxes.

Stock Options
      None of the Named Officers received stock option grants under our 1996 Stock Incentive Plan during fiscal year 2005.
Option Exercises and Holdings
      The table below sets forth information with respect to the Named Officers concerning their exercise of options during fiscal year 2005 and the unexercised options held by them as of the end of such year.
Aggregated Options/ SAR Exercises in Last Fiscal Year
and Fiscal Year-end Option/ SAR Values

			Number of Securities		Value of Unexercised in-the
			Underlying Unexercised		Money Options at Fiscal
	Shares		Options at Fiscal Year-End		Year-End ($)(1)
	Acquired on	Value
Name	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mitchell Gross	—	$—	—	—	$—	$—
Kerry Kleeman	—	—	336,000	—	1,112,500	—
Raymond F. Kunzmann	—	—	51,000	119,000	—	—
Robert J. Lawrence	—	—	129,000	—	690,150	—
Dennis Levesque	—	—	51,000	34,000	66,135	61,765
Joseph G. Tinnerello	—	—	325,000	—	200,000	—

(1)	Based on the closing sales price on the Nasdaq National Market of the Company’s Common Stock on June 30, 2005 of $6.60.

AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices and financial statements of the Company, the independence, qualifications and performance of the Company’s independent registered public accounting firm and such other duties as specified in the Committee’s charter or as directed by the Board. The Committee also has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm (or to nominate the independent registered public accounting firm for stockholder approval) and to pre-approve all auditing services and permitted non-audit services, including fees and other terms.
      The Committee operates under a written charter adopted and approved by the Board of Directors, which was attached to the proxy statement for our 2004 Annual Meeting and can be found on our Web site at www.mobius.com.
      The Committee’s job is one of oversight. Management has primary responsibility for the Company’s financial reporting process, including maintaining the system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, as well as the objectivity and integrity of such statements. The Company’s independent registered public accounting firm is responsible for auditing those financial statements, expressing an opinion based on their audit as to the statements’ conformity with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, observing the effectiveness of the Company’s internal controls and discussing with the Committee whatever issues they believe should be raised with the Committee. In addition, the Company’s independent registered public accounting firm will express its own opinion on the effectiveness of the Company’s internal control over financial reporting. The Committee actively monitors and reviews these processes and financial statements. In carrying out its duties, the Committee relies in part on the information provided to it, and on the representations made to it, by management and the independent registered public accounting firm, as well as by the Company’s internal auditors and outside advisors.
      In this context and in connection with the audited consolidated financial statements for the year ended June 30, 2005, the Committee:

1.	Met with the Company’s independent registered public accounting firm (with and without management present) to review and discuss the overall scope and plans for the audit, the results of such audit, as well as their observations concerning the Company’s internal controls and their judgment as to the quality, not just the acceptability, of the Company’s accounting principles.

2.	Reviewed the financial statements with management, including a discussion of significant accounting principles, the reasonableness of judgments and estimates, and the clarity of disclosures in the financial statements. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles.

3.	Discussed with the independent registered public accounting firm the matters required to be discussed with audit committees under Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

4.	Discussed with the independent registered public accounting firm their independence from the Company and management, including the matters in written disclosures required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committee), and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

      Based upon the Committee’s receipt and review of the various materials and assurances described above and its discussions with management and the independent registered public accounting firm, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2005, be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Gary G. Greenfield (Chair)
Patrick W. Gross*
Louis Hernandez, Jr.
Robert H. Levitan**

*	Mr. Patrick Gross is not related to Mr. Mitchell Gross.

**	Mr. Levitan resigned from the Audit Committee in October 2005, subsequent to the Committee’s Report.

STOCK PERFORMANCE GRAPH
      The following graph depicts a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on June 30, 2000 in each of the Common Stock of Mobius, the Goldman Sachs Technology Composite Index (a published industry index), and the Nasdaq Composite (a broad market index). We paid no dividends during the periods shown. The graph lines merely connect measurement dates and do not reflect fluctuations between those dates.

	June 30, 2001	June 29, 2002	June 28, 2003	June 30, 2004	June 30, 2005

Mobius	$72.37	$71.27	$165.79	$133.33	$144.74
Goldman Sachs Technology Composite Index	48.81	28.28	30.39	38.62	36.40
Nasdaq Composite	54.48	36.89	40.92	51.63	51.86
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship With Kramer Levin Naftalis & Frankel LLP
      Since 1981 we have engaged, and plan to continue to engage, the law firm of Kramer Levin Naftalis & Frankel LLP to provide us with legal counsel. Mr. Kopelman, a member of the Board of Directors, is a partner of Kramer Levin. Fees paid to Kramer Levin during fiscal year 2005 were approximately $675,000. Fees paid to Kramer Levin by us represented less than 0.5% of Kramer Levin’s 2004 fee revenue. We believe that fees charged by Kramer Levin are at rates and on terms no less favorable to us than could have been obtained from unaffiliated third parties.

ADDITIONAL INFORMATION

Other Business
      We do not expect any business to come up for stockholder vote at the meeting other than the items raised in this booklet. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

People with disabilities
      We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend the meeting. Please call or write the Assistant Secretary at least two weeks before the meeting at the number or address under “Questions?” below.

Outstanding shares
      On December 19, 2005, 18,793,200 shares of Common Stock were outstanding. Each share has one vote.

How we solicit proxies
      In addition to mailing, our employees may solicit proxies personally, electronically, or by telephone. We will pay the costs of soliciting this proxy.

Stockholder proposals for next year
      The deadline for stockholder proposals to be included in our proxy statement for next year’s annual meeting is August 30, 2006. As to stockholder proposals intended to be presented without inclusion in our proxy statement for our next annual meeting, the people named next year as proxies will be entitled to vote as they think best on such proposals unless we have received notice of that matter on or before November 22, 2006. However, even if such notice is timely received, the people named next year as proxies may nevertheless be entitled to vote as they think best on such proposals to the extent permitted by the SEC. On request, the Assistant Secretary will provide detailed instructions for submitting proposals.

Questions?
      If you have questions or need more information about the annual meeting, write to:

Investor Relations
Mobius Management Systems, Inc.
120 Old Post Road
Rye, NY 10580
Attn: Carmela Forgione
      or call us at:

(914) 921-7200

APPENDIX A
MOBIUS MANAGEMENT SYSTEMS, INC.
2006 STOCK INCENTIVE PLAN

Article I		A-2
1.1	Purpose	A-2
1.2	Administration	A-2
1.3	Persons Eligible for Awards	A-2
1.4	Types of Awards Under Plan	A-3
1.5	Shares Available for Awards	A-3
1.6	Definitions of Certain Terms	A-3
Article II		A-5
2.1	Agreements Evidencing Awards	A-5
2.2	Grant of Stock Options, Stock Appreciation Rights and Dividend Equivalent Rights	A-5
2.3	Exercise of Options and Stock Appreciation Rights	A-6
2.4	Termination of Employment; Death	A-7
2.5	Grant of Restricted Stock	A-7
2.6	Grant of Restricted Stock Units	A-8
2.7	Other Stock-Based Awards	A-8
2.8	Right of Recapture	A-9
Article III		A-9
3.1	Amendment of the Plan; Modification of Awards	A-9
3.2	Tax Withholding	A-9
3.3	Restrictions	A-10
3.4	Nonassignability	A-10
3.5	Requirement of Notification of Election Under Section 83(b) of the Code	A-10
3.6	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code	A-10
3.7	Certain Changes	A-10
3.8	Right of Discharge Reserved	A-11
3.9	Limitations Imposed by Section 162(m)	A-11
3.10	Nature of Payments	A-12
3.11	Non-Uniform Determinations	A-12
3.12	Other Payments or Awards	A-12
3.13	Deferred Compensation	A-12
3.14	Restriction on Issuance of Stock Pursuant to Awards	A-12
3.15	Section Headings	A-12
3.16	Effective Date and Term of Plan	A-12
3.17	Governing Law	A-12

Article I
General
      1.1     Purpose
      The purpose of the Mobius Management Systems, Inc. 2006 Stock Incentive Plan (the “Plan”) is to provide for officers, other employees, and directors of, and consultants to, Mobius Management Systems, Inc. (the “Company”) an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.
      1.2     Administration
      1.2.1     Subject to Section 1.2.6, the Plan shall be administered by the Stock Option Committee (the “Committee”) of the board of directors of the Company (the “Board”), which shall consist of not less than two directors. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. While it is intended that to the extent required for transactions under the Plan to qualify for the exemptions available under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), the members of the Committee shall be “non-employee directors” within the meaning of Rule 16b-3, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan.
      1.2.2     The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.
      1.2.3     Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, the Committee may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive rights or options under the Plan and the size of each grant, to the fullest extent permitted by Section 157 of the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the provisions of Section 16 of the 1934 Act or whose awards could reasonably be expected to be subject to the deduction limitations of Section 162(m) of the Code (as defined in Section 1.6.2).
      1.2.4     The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.
      1.2.5     No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.
      1.2.6     Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.
      1.3     Persons Eligible for Awards
      Awards under the Plan may be made to such directors, officers and other employees of the Company and its subsidiaries (including prospective employees conditioned on their becoming employees), and to such consultants to the Company and its subsidiaries (collectively, “key persons”) as the Committee shall in its discretion select.
      1.4     Types of Awards Under Plan
      Awards may be made under the Plan in the form of (a) incentive stock options, (b) nonqualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) restricted stock units and (g) other stock-based awards, all as more fully set forth in Article II. The term “award” means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company on the date of grant.
      1.5     Shares Available for Awards
      1.5.1     The total number of shares of Common Stock of the Company, par value $0.0001 per share (“Common Stock”), which may be transferred pursuant to awards granted under the Plan (the “share limit”) shall be 1,252,661 shares, subject to the following provisions of this Section 1.5. As of any January 1 after the date the Plan was approved by the Company’s stockholders, the Board in its discretion may increase the share limit by a number that is no more than 1% of the total number of shares of common stock issued and outstanding at such date. In addition, any Shares that become available for grant under the Company’s 1996 Stock Incentive Plan after the Plan is adopted by the Board shall be available for grant under this Plan. Notwithstanding the foregoing, no more than 1,252,661 shares of Common Stock may be transferred upon the exercise of incentive stock options.
      1.5.2     Shares transferred pursuant to awards granted under the Plan may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.
      1.5.3     The total number of shares of Common Stock with respect to which awards may be granted to any individual during any one calendar year shall not exceed 900,000 shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in a calendar year count against this limit even after their cancellation.
      1.5.4     Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding award, the number of shares of Common Stock available for awards, the annual individual limit on shares with respect to which awards may be granted and the price per share of Common Stock covered by each outstanding award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award.
      1.6     Definitions of Certain Terms
      1.6.1     The “Fair Market Value” of a share of Common Stock on any day shall be determined as follows.

(a) If the principal market for the Common Stock (the “Market”) is a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

(b) If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,

(c) In the event that neither paragraph (a) nor (b) shall apply, the Fair Market Value of a share of Common Stock on any day shall be determined in good faith by the Committee.
      1.6.2     The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan Agreement. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “nonqualified stock option.”
      1.6.3     The term “employment” means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee’s association with the Company as a director, consultant or otherwise.
      1.6.4     A grantee shall be deemed to have a “termination of employment” upon ceasing to be employed by the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 425(a) of the Code applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee’s association with the Company constitutes a termination of employment for purposes of the Plan. Such determinations of the Committee shall be final, binding and conclusive.
      1.6.5     The term “cause” in connection with a termination of employment for cause shall mean:

(a) to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company or a Company subsidiary, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement; and otherwise,

(b) the grantee’s termination of employment by the Company or a subsidiary on account of any one or more of the following:

(i) grantee’s willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from grantee’s incapacity due to physical or mental illness or other reasons beyond the control of grantee), and which failure or refusal results in demonstrable direct and material injury to the Company;

(ii) any willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”) which results in demonstrable direct and material injury to the Company; and

(iii) conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud.
      Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity. Any determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause for purposes of the Plan or any award hereunder shall be made by the Committee in its discretion. If, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Committee may deem such grantee’s employment to have been terminated for cause. A grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.
Article II
Awards Under the Plan
      2.1     Agreements Evidencing Awards
      Each award granted under the Plan shall be evidenced by a written agreement (“Plan Agreement”) which shall contain such provisions as the Committee in its discretion deems necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.
      2.2     Grant of Stock Options, Stock Appreciation Rights and Dividend Equivalent Rights
      2.2.1     The Committee may grant incentive stock options and nonqualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan.
      2.2.2     The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a non-qualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.
      2.2.3     The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Plan Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right (the “SAR exercise price”) determined by the Committee at the time of the award (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.
      2.2.4     Each Plan Agreement with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its discretion; provided, however, that the option exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock. Each Plan Agreement with respect to a stock appreciation right shall set forth the SAR exercise price per share, which shall be determined by the Committee in its discretion; provided, however, that the SAR exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is granted.
      2.2.5     Each Plan Agreement with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than 10 years after the date of grant.
      2.2.6     To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently $100,000), if any, imposed from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options.
      2.2.7     Notwithstanding the provisions of Sections 2.2.4 and 2.2.5, to the extent required under section 422 of the Code an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.
      2.2.8     The Committee may in its discretion include in any Plan Agreement with respect to an option (the “original option”) a provision that an additional option (the “additional option”) shall be granted to any grantee who, pursuant to Section 2.3.3(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The additional option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a Plan Agreement provides for the grant of an additional option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.3.3(b) in payment of such exercise price shall have been held for at least six months.
      2.2.9     The Committee may in its discretion include in any Plan Agreement with respect to any award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Plan Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate. To the extent necessary to avoid the imposition of tax under section 409A of the Code, such payments shall not be conditioned upon the exercise of the award to which they relate.
      2.3     Exercise of Options and Stock Appreciation Rights
      Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:
      2.3.1     Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right shall become exercisable in five substantially equal installments, on each of the first, second, third, fourth and fifth anniversaries of the date of grant, and each installment, once it becomes exercisable, shall remain exercisable until expiration, cancellation or termination of the award.
      2.3.2     Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall in its discretion prescribe.

      2.3.3     Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) unless the applicable Plan Agreement provides otherwise, by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe.
      2.3.4     Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company shall, subject to the provisions of Section 3.3, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee’s stockbroker.
      2.3.5     No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.2, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.
      2.4     Termination of Employment; Death
      2.4.1     Except to the extent otherwise provided in Section 2.4.2 or 2.4.3 or in the applicable Plan Agreement, all options and stock appreciation rights not theretofore exercised shall terminate upon termination of the grantee’s employment for any reason (including death).
      2.4.2     If a grantee’s employment terminates for any reason other than death or dismissal for cause, the grantee may exercise any outstanding option or stock appreciation right on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within three months after employment terminates, except that the three-month period shall be increased to one year if the termination is by reason of disability, but in no event after the expiration date of the award as set forth in the Plan Agreement. In the case of an incentive stock option, the term “disability” for purposes of the preceding sentence shall have the meaning given to it by section 422(c)(7) of the Code.
      2.4.3     If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee’s awards are exercisable pursuant to Section 2.4.2, any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee’s death or the expiration date of the award. Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections 3.3 and 3.7 hereof.
      2.5     Grant of Restricted Stock
      2.5.1     The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by executing a Plan Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.
      2.5.2     Promptly after a grantee accepts a restricted stock award, the Company shall issue in the grantee’s name a certificate or certificates for the shares of Common Stock covered by the award. Upon the issuance of such certificate(s), the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to the nontransferability restrictions and forfeiture described in Sections 2.5.4 and 2.5.5 and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Plan Agreement.
      2.5.3     Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Plan Agreement.
      2.5.4     Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Plan Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse. Unless the applicable Plan Agreement provides otherwise, additional shares of Common Stock or other property distributed to the grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.
      2.5.5     Except as may otherwise be provided by the Committee at any time prior to a grantee’s termination of employment, if a grantee terminates employment for any reason (including death), all of the employee’s unvested shares of restricted stock shall immediately be forfeited. All dividends paid on such shares also shall be forfeited.
      2.6     Grant of Restricted Stock Units
      2.6.1     The Committee may grant awards of restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan.
      2.6.2     At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. In the event of the termination of the grantee’s employment by the Company and its subsidiaries for any reason, restricted stock units that have not become nonforfeitable shall be forfeited and cancelled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an award of restricted stock units.
      2.6.3     At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units. Such date may be later than the vesting date or dates of the award. On the maturity date, the Company shall transfer to the grantee one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and that has not been previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Common Stock.
      2.7     Other Stock-Based Awards
      The Board may authorize other types of stock-based awards, which the Committee may grant to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such awards may entail the transfer of actual shares of

Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.
      2.8     Right of Recapture
      2.8.1     If at any time within one year after the date on which a participant exercises an option or stock appreciation right, or on which restricted stock vests, or which is the maturity date of restricted stock units, or on which income is realized by a participant in connection with any other stock-based award (each of which events is a “Realization Event”), the participant (a) is terminated for cause or (b) engages in any activity determined in the discretion of the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain (“Gain”) realized by the participant from the Realization Event shall be paid by the participant to the Company upon notice from the Company. Such Gain shall be determined as of the date of the Realization Event, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such Gain against any amounts otherwise owed to the participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).
Article III
Miscellaneous
      3.1     Amendment of the Plan; Modification of Awards
      3.1.1     The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, after the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee or that in the sole discretion of the Board is necessary to prevent an award from being subject to tax under Section 409A of the Code shall not be considered to materially impair any rights of any grantee.
      3.1.2     Stockholder approval shall be required with respect to any amendment to the Plan (i) which increases the aggregate number of shares which may be issued pursuant to incentive stock options or changes the class of employees eligible to receive such options, (ii) to the extent required by stock exchange rules or (iii) to the extent the Board determines that stockholder approval is necessary to enable awards under the Plan to comply with Sections 422 or 162(m) of the Code.
      3.1.3     The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would (a) accelerate the time or times at which the award becomes unrestricted or may be exercised, or (b) waive or amend any goals, restrictions or conditions set forth in the Agreement. However, any such amendment that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, after the grantee’s death, the person having the right to exercise the award).
      3.2     Tax Withholding
      3.2.1     With Respect to Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.
      3.2.2     With Respect to Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which the Committee shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.
      3.3     Restrictions
      3.3.1     If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.
      3.3.2     The term “Consent” as used herein with respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.
      3.4     Nonassignability
      Except to the extent otherwise provided in the applicable Plan Agreement, no award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such awards and rights shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.
      3.5     Requirement of Notification of Election Under Section 83(b) of the Code
      If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).
      3.6     Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code
      Each Plan Agreement with respect to an incentive stock option shall require the grantee to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.
      3.7     Certain Changes
      In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(a) cancel, effective immediately prior to the occurrence of such event, each option and stock appreciation right (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right;

(b) cause each option and stock appreciation right outstanding immediately prior to such event to be fully vested and exercisable at least ten (10) days prior to such event and, immediately prior to the occurrence of such event, cancel each such option and stock appreciation right that has not been exercised ; or

(c) provide for the exchange of each option and stock appreciation right (including any related dividend equivalent right) outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right and dividend equivalent right with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option or stock appreciation right would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right or dividend equivalent right or, if appropriate, provide for a cash payment to the grantee to whom such option or stock appreciation right was granted in partial consideration for the exchange of the option or stock appreciation right.

      3.8     Right of Discharge Reserved
      Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate such employment.
      3.9     Limitations Imposed by Section 162(m)
      3.9.1     Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Committee may take the following actions:

(a) With respect to options, stock appreciation rights or dividend equivalent rights, the Committee may delay the exercise or payment, as the case may be, in respect of such options, stock appreciation rights or dividend equivalent rights until a date that is within 30 days after the grantee’s termination of employment. In the event that a grantee exercises an option, or stock appreciation right or would receive a payment in respect of a dividend equivalent right at a time when the grantee is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of any such award, the Committee shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

(b) With respect to restricted stock, restricted stock units, or other equity awards, the Committee may require the grantee to surrender to the Committee any Plan Agreements with respect to such awards, in order to cancel the awards of such restricted stock, restricted stock units and/or other equity awards (and any related dividend equivalent rights). In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards. The amount credited to the book account shall be paid to the grantee within 30 days after the grantee’s termination of employment. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

      3.10     Nature of Payments
      3.10.1     Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.
      3.10.2     All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically provides otherwise.
      3.11     Non-Uniform Determinations
      The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.4.
      3.12     Other Payments or Awards
      Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
      3.13     Deferred Compensation
      The Plan is intended to comply with the requirements of Section 409A of the Code so as not to be subject to tax under Section 409A, and shall be interpreted accordingly. After final guidance is issued by the Internal Revenue Service with respect to Section 409A, the Board will amend the Plan as necessary to ensure compliance with Section 409A.
      3.14     Restriction on Issuance of Stock Pursuant to Awards
      The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable, within the meaning of Section 152 of the Delaware General Corporation Law, except as otherwise permitted by Section 153(c) of the Delaware General Corporation Law.
      3.15     Section Headings
      The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.
      3.16     Effective Date and Term of Plan
      The Plan was adopted by the Board on December 27, 2005 and shall be effective as of the date the Plan is approved by the Company’s shareholders. Unless sooner terminated by the Board, the provisions of the Plan shall terminate on the fifth anniversary of the adoption of the Plan by the Board, and no awards shall thereafter be made under the Plan. All awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.
      3.17     Governing Law
      All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

MOBIUS MANAGEMENT SYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 7, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints and constitutes Raymond F. Kunzmann and David J. Gordon, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated on the reverse side, all shares of the Common Stock of Mobius Management Systems, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held on February 7, 2006, at 9:00 a.m., or at any adjournment or adjournments thereof, for the following purposes, described in the Proxy Statement dated December 28, 2005, accompanying the notice of said meeting:
PLEASE MARK, DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
MOBIUS MANAGEMENT SYSTEMS, INC.
February 7, 2006
Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE
MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
1.	Election of Directors
FOR ALL NOMINEES ☐
WITHHOLD AUTHORITY FOR ALL NOMINEES ☐
FOR ALL EXCEPT (See instructions below) ☐
NOMINEES:
Joseph J. Albracht
Louis Hernandez, Jr.
Robert H. Levitan

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee name(s) below:

2.	APPROVAL OF THE 2006 STOCK INCENTIVE PLAN

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF PRICEWATERHOUSECOOPERS LLP

FOR	AGAINST	ABSTAIN
☐	☐	☐
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. RECEIPT IS ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT DATED DECEMBER 28, 2005 AND THE ANNUAL REPORT FOR FISCAL 2005.
PLEASE MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING ☐
To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date

Signature of Stockholder	Date
Note: Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by President or other authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.